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                                                                     EXHIBIT 3.1



                           ARTICLES OF INCORPORATION
                                       OF
                              HEALTHTRONICS, INC.


                                       I.
               The name of the Corporation is HEALTHTRONICS, INC.

                                      II.
          The Corporation is authorized to issue 1,000,000 shares of common stock.

                                      III.
          The initial registered office of the Corporation is Suite 250, 53 Perimeter Center East, Atlanta, Georgia 30346. The initial registered agent of the Corporation at said address is George W. Warlick.

                                      IV.
          The name and address of the incorporator of the Corporation is:


     NAME                            ADDRESS
     ----                            -------
     George W. Warlick               Suite 250, 53 Perimeter Center East
                                     Atlanta, Georgia 30346

                                       V.
          The mailing address of the initial principal office of the Corporation is 13 West Park Square, Marietta, GA 30060.

                                      VI.
          No director of the Corporation shall have any personal liability to the Corporation or its shareholder(s) for monetary damages for breach of duty of care or the other duties of a director; provided, however, that this provision shall not eliminate the liability of a director (1) for any appropriation, in
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violation of his or her duties, of any business opportunity of the Corporation,
(2) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation on December 1, 1995.


                                  /s/ GEORGE W. WARLICK
                                  -----------------------
                                  GEORGE W. WARLICK
                                  Incorporator